EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Home BancShares, Inc. 401(k) Plan of our report dated June 10, 2008, with respect to the financial statements and supplemental schedule of the Home BancShares, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Hancock Askew & Co., LLP
Hancock Askew & Co., LLP
Savannah, Georgia
June 10, 2008